PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	January 31,	February 1,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$408	$(9,967)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	22,424	21,725
Consolidation, restructuring and related charges	-	1,680
Changes in assets and liabilities and other	(6,417)	(5,449)

Net cash provided by operating activities	16,415	7,989

Cash flows from investing activities:
Purchases of property, plant and equipment	(21,457)	(12,789)
Deposit on sale of facility	4,190	-
Increase in restricted cash	(1,250)	-
Proceeds from sales of investments and other	43	858

Net cash used in investing activities	(18,474)	(11,931)

Cash flows from financing activities:
Repayments of long-term borrowings	(7,250)	(3,607)
Proceeds from customer advance	3,822	-
Payments of deferred financing fees	-	(1,913)
Other	30	-

Net cash used in financing activities	(3,398)	(5,520)

Effect of exchange rate changes on cash	1,319	(2,792)

Net decrease in cash and cash equivalents	(4,138)	(12,254)
Cash and cash equivalents, beginning of period	88,539	83,763

Cash and cash equivalents, end of period	$84,401	$71,509

Supplemental disclosure of cash flow information:
Change in accrual for purchases of property, plant and equipment	$(227)	$(11,204)